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                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                                  ------------

                        THE MONARCH MACHINE TOOL COMPANY
             (Exact name of registrant as specified in its charter)


         OHIO                                        34-4307810
(State of Incorporation)                (I.R.S. Employer Identification No.)


                        THE MONARCH MACHINE TOOL COMPANY
                              2600 KETTERING TOWER
                               DAYTON, OHIO 45423
                        (Address, including zip code, of
                    registrant's principal executive offices)

                        THE MONARCH MACHINE TOOL COMPANY
                        1984 RESTRICTED STOCK BONUS PLAN
                                   AS AMENDED
                            (Full title of the plan)

                              JOSEPH M. RIGOT, ESQ.
                            THOMPSON HINE & FLORY LLP
                            2000 COURTHOUSE PLAZA NE
                               DAYTON, OHIO 45402
                                 (937) 443-6586
                      (Name, address and telephone number,
                   including area code, of agent for service)

                         CALCULATION OF REGISTRATION FEE

                                                                               Proposed
                                             Amount       Proposed Maximum     Maximum         Amount of
             Title of  Securities            to be        Offering Price Per   Aggregate       Registration
             to be Registered                Registered   Share                Offering Price  Fee
             ----------------------------------------------------------------------------------------------
             Common Shares, without par      50,000 (1)        $6.25 (2)       $312,500 (2)     $13.90
             value
             ----------------------------------------------------------------------------------------------

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, this registration statement also covers an indeterminate amount of Common Shares that may be offered or sold as a result if any adjustments from stock splits, stock dividends or similar events.

(2) Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457 on the basis of the average of the high and low prices reported on the New York Stock Exchange Composite Tape on August 26, 1999.

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

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT
               --------------------------------------------------


Item 3.  Incorporation of Documents by Reference.
         ---------------------------------------
       The following documents filed by The Monarch Machine Tool Company (the "Company") with the Securities and Exchange Commission (the "Commission") are incorporated herein by reference as of their respective dates of filing:

           (a) The Company's Annual Report on Form 10-K for the fiscal year ended December 31, 1998, filed pursuant to Section 13(a) of the Securities Exchange Act of 1934 (the "Exchange Act").

           (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended March 31, 1999 and June 30, 1999, each filed pursuant to Section 13
       (a) of the Exchange Act.

           (c) The description of the Company's common shares contained in the Registration Statement filed pursuant to Section 12 of the Exchange Act, including any amendment or report filed for the purpose of updating such description.

       All documents subsequently filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act prior to the filing of a post-effective amendment which indicates that all securities offered hereunder have been sold or which deregisters all securities then remaining unsold hereunder shall be deemed to be incorporated by reference herein and to be a part hereof from the date of filing of such documents.

Item 4.  Description of Securities.
         -------------------------
       Not applicable.

Item 5.  Interests of Named Experts and Counsel.
         --------------------------------------
       Thompson Hine & Flory LLP has provided a legal opinion to the Company with respect to the common shares of the Company issuable under The Monarch Machine Tool Company 1984 Restricted Stock Bonus Plan as Amended and registered hereunder. Members of that Firm beneficially own approximately 7,000 common shares and Joseph M. Rigot, a partner of the Firm, is a director of the Company.


Item 6.  Indemnification of Directors and Officers.
         -----------------------------------------
       Article V of the Registrant's Code of Regulations, as amended (filed as an Exhibit hereto), is incorporated herein by reference.

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       Reference is made to Section 1701.13(E) of the Ohio Revised Code relating to the indemnification of directors and officers of an Ohio corporation.

       The Registrant maintains insurance policies which presently provide protection, within the maximum liability limits of the policies and subject to a deductible amount for each claim, to the Registrant under its indemnification obligations and to the directors and officers with respect to certain matters which are not covered by the Registrant's indemnification obligations.

Item 7.  Exemption from Registration Claimed.
         -----------------------------------
       Not applicable.

Item 8.  Exhibits.
         ---------

       See Index to Exhibits following signature pages.

Item 9.  Undertakings.
         ------------
       (a)  The undersigned registrant hereby undertakes:

           (1) To file, during any period in which offers or sales are being made of the securities registered hereby, a post-effective amendment to this registration statement:

                 (i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in this registration statement;

                (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement; provided, however, that the undertakings set forth in paragraphs (i) and (ii) above do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant with the Securities and Exchange Commission or furnished to the Commission pursuant to
       Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.


           (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

           (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

       (b) The undersigned registrant hereby further undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 and, where applicable, each filing of an employee benefit plans annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934 that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.


                                   SIGNATURES
                                   ----------

       Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Dayton, State of Ohio, on this 30th day of August, 1999.

                                     THE MONARCH MACHINE TOOL COMPANY



                                      By /s/ Richard E. Clemens
                                          -------------------------------------
                                          Richard E. Clemens
                                          President and Chief Executive Officer



       Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons on behalf of the registrant and in the capacities and on the dates indicated:
------------------------------------------------------------------------------

Name                                Title                      Date
----                                -----                      ----


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 /s/ Richard E. Clemens         Director, President and         August 30,  1999
------------------------        Chief Executive Officer
Richard E. Clemens              (principal executive
                                officer)



/s/ Karl A. Frydryk             Vice President and Chief        August 30,  1999
----------------------------    Financial Officer
Karl A. Frydryk                 (principal financial officer)



 /s/ Leo E. Dugdale III         Controller                      August 30, 1999
-----------------------         (principal accounting officer)
Leo E. Dugdale III


*John A. Bertrand               Director                        August 30, 1999

*Gerald L. Connelly             Director                        August 30, 1999

*William A. Enouen              Director                        August 30, 1999

*Waldemar M. Goulet             Director                        August 30, 1999

*William R. Graber              Director                        August 30, 1999

*David E. Lundeen               Director                        August 30, 1999

*Joseph M. Rigot                Director                        August 30, 1999

                * The undersigned, by signing his name hereto, executes this Registration Statement pursuant to powers of attorney executed by the above-named persons and filed with the Securities and Exchange Commission as an Exhibit to this Registration Statement.



                                                  /s/ Richard E. Clemens
                                                  ----------------------
                                                  Richard E. Clemens
                                                  Attorney-in-Fact


                                INDEX TO EXHIBITS
                                -----------------

     (4)  INSTRUMENTS DEFINING THE RIGHTS OF SECURITY HOLDERS, INCLUDING
          INDENTURES:


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          4.1  1980 Amended Articles of Incorporation of The Monarch Machine
               Tool Company.

          4.2 Code of Regulations of The Monarch Machine Tool Company, as amended May 6, 1980.

          4.3 The Monarch Machine Tool Company 1984 Restricted Stock Bonus Plan as Amended

     (5)  OPINION RE LEGALITY

          5.1  Opinion of Thompson Hine & Flory LLP

     (23)    CONSENTS OF EXPERTS AND COUNSEL:

          23.1 Consent of PricewaterhouseCoopers LLP

          23.2 Consent of Arthur Andersen LLP

          23.3 Consent of Thompson Hine & Flory LLP [contained in their opinion filed as Exhibit 5.1]

     (24)    POWERS OF ATTORNEY

          24.1 Powers of Attorney granted by each person whose signature on this registration Statement was signed by another pursuant to a power of attorney.

                      -------------------------------------



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